UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 27, 2009

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51689	88-0456274
(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Sage Road, Suite 200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

6303 Beverly Hill, Suite 210
Houston, Texas 77057
(Former name or former address, if changed since last report.)

(713) 625-7800
(Telephone number, including area code)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Departure of Directors

On January 27, 2009, Stephen R. Lesem and Charles Turner resigned as members of the Board of Directors.

(c)	Appointment of Principal Officer

On January 27, 2009, Kevin P. Regan was appointed as President and Chief Operating Officer of the Company, acquiring the role of President from Chairman of the Board and Chief Executive Officer Robert B. Dillon.  Mr. Dillon will still maintain his current responsibilities with the Company.

Mr. Regan has 15 years experience in venture capital, investment banking, and executive and operational management of start-up companies. Prior to joining Exobox, Mr. Regan served as a member of the board of directors and as Chief Executive Officer of Entertainment Technologies & Programs, Inc., a publicly-traded US military contractor, on behalf of the company’s senior lenders. Subsequently, he served as President of Performance Sound & Light, Inc., a former subsidiary the ETP.  Prior to and during his tenure at ETP and Performance Sound & Light, Mr. Regan served as a founder and Managing Director of Genesis Financial Group, LLC, a boutique investment banking firm.  He serves on the boards of various privately-held corporations and received his B.S. of Economics from the University of Houston.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/Robert B. Dillon
Robert B. Dillon, Chairman of the Board & CEO

Dated: January 30, 2009